UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2021

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
3000 North Sam Houston Parkway East
Houston, Texas 77032
(Address of Principal Executive Offices)

001-03492	75-2677995
(Commission File Number)	(IRS Employer Identification No.)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On January 19, 2021, registrant issued a press release entitled “Halliburton Announces Fourth Quarter 2020 Results."

The text of the Press Release is as follows:

FOR IMMEDIATE RELEASE

HALLIBURTON ANNOUNCES FOURTH QUARTER 2020 RESULTS
•Reported net loss of $0.27 per diluted share
•Adjusted net income of $0.18 per diluted share, excluding impairments and other charges
•Cash flow from operating activities of $638 million and free cash flow of $420 million

HOUSTON - January 19, 2021 - Halliburton Company (NYSE: HAL) announced today a net loss of $235 million, or $0.27 per diluted share, for the fourth quarter of 2020. This compares to a net loss for the third quarter of 2020 of $17 million, or $0.02 per diluted share. Adjusted net income for the fourth quarter of 2020, excluding impairments and other charges, was $160 million, or $0.18 per diluted share. This compares to adjusted net income for the third quarter of 2020, excluding severance and other charges, of $100 million, or $0.11 per diluted share. Halliburton's total revenue in the fourth quarter of 2020 was $3.2 billion, a 9% increase from revenue of $3.0 billion in the third quarter of 2020. Reported operating loss was $96 million in the fourth quarter of 2020 compared to reported operating income of $142 million in the third quarter of 2020. Excluding impairments and other charges, adjusted operating income was $350 million in the fourth quarter of 2020, a 27% increase from adjusted operating income of $275 million in the third quarter of 2020.

Total revenue for the full year of 2020 was $14.4 billion, a decrease of $8.0 billion, or 36% from 2019. Reported operating loss for 2020 was $2.4 billion, compared to reported operating loss of $448 million for 2019. Excluding impairments and other charges, adjusted operating income for 2020 was $1.4 billion, compared to adjusted operating income of $2.1 billion for 2019.

“I am pleased with our solid execution in the fourth quarter and for the full year. Our swift and decisive cost actions and service delivery improvements reset our earnings power, delivering strong margins and cash flow. We also achieved historic bests in safety and service quality,” commented Jeff Miller, Chairman, President and CEO.

“I am optimistic about the activity momentum I see in North America, and expect international activity to bottom in the first quarter of this year. I am also encouraged by the growing pipeline of international customer opportunities and the unfolding global activity recovery.

“I believe our strategic priorities will allow us to continue generating industry-leading returns and strong free cash flow and solidify Halliburton’s role in the unfolding energy market recovery,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the fourth quarter of 2020 was $1.8 billion, an increase of $236 million, or 15%, when compared to the third quarter of 2020, while operating income was $282 million, an increase of $70 million, or 33%. These increases were driven by higher activity across multiple product lines in North America, increased stimulation activity in Argentina and Kuwait, higher completion tools sales in Africa, Southeast Asia, and Norway, and increased well intervention services internationally. These increases were partially offset by lower pressure pumping activity in Saudi Arabia and lower completion tools sales in Eurasia and Australia.

Drilling and Evaluation

Drilling and Evaluation revenue in the fourth quarter of 2020 was $1.4 billion, an increase of $26 million, or 2%, when compared to the third quarter of 2020, while operating income was $117 million, an increase of $12 million, or 11%. These increases were primarily due to higher drilling-related services in North America and Brazil, increased wireline activity in North America and Latin America, higher fluids sales in Asia Pacific and Guyana, and increased software sales across all regions. Partially offsetting these increases were lower drilling-related services and project management activity across Europe/Africa/CIS, the Middle East, and Mexico, as well as reduced wireline activity in Asia Pacific and Saudi Arabia.

Geographic Regions

North America

North America revenue in the fourth quarter of 2020 was $1.2 billion, a 26% increase when compared to the third quarter of 2020. This increase was driven by higher activity in stimulation and artificial lift in U.S. land, as well as higher well construction and wireline services activity, and year-end completion tools and software sales.

International

International revenue in the fourth quarter of 2020 was $2.0 billion, essentially flat when compared to the third quarter of 2020. Higher pressure pumping and wireline activity in Argentina, increased fluids sales in Asia Pacific and Guyana, higher completion tools sales in Norway, Africa, and Southeast Asia, and increased software sales across multiple regions were offset by lower activity across multiple product service lines in Saudi Arabia, Mexico, Norway, and Russia.

Latin America revenue in the fourth quarter of 2020 was $426 million, a 12% increase sequentially, resulting primarily from increased pressure pumping and wireline activity in Argentina, and activity increases in multiple product service lines in Colombia and Ecuador, as well as higher fluids sales in Guyana and drilling services in Brazil. These increases were partially offset by reduced activity across multiple product service lines in Mexico.

Europe/Africa/CIS revenue in the fourth quarter of 2020 was $642 million, a 1% decrease sequentially, resulting primarily from reduced drilling-related services and completion tools sales in Eurasia, coupled with lower drilling-related activity in Norway. These decreases were partially offset by higher completion tools sales in Africa, Norway, and Continental Europe, as well as increased stimulation and well intervention services in Algeria and Continental Europe.

Middle East/Asia revenue in the fourth quarter of 2020 was $931 million, a 3% decrease sequentially, largely resulting from lower activity across multiple product service lines in Saudi Arabia, reduced drilling activity in the United Arab Emirates, and decreased project management activity in India. These decreases were partially offset by higher drilling-related services in China, Australia and Malaysia, increased stimulation activity in Kuwait, and higher software sales across the region.

Other Financial Items

Halliburton recognized $446 million of pre-tax impairments and other charges in the fourth quarter of 2020, primarily related to a contemplated structured transaction for its North American real estate assets.

Selective Technology & Highlights

•Halliburton announced its commitment to set science-based targets to reduce greenhouse gas (GHG) emissions. The Company submitted its commitment letter to the Science Based Targets initiative (SBTi), a collaboration between CDP, the United Nations Global Compact, World Resources Institute, and the World Wide Fund for Nature. With this commitment, Halliburton will submit targets in 2021, and SBTi validation is expected in 2022.

•Halliburton successfully deployed the industry’s first electric-powered fracturing operation for Cimarex Energy Co. in the Permian basin. To date, Halliburton has completed over 300 stages across multiple wells using utility-powered electric frac pumps that demonstrated consistent superior performance. Halliburton’s electric-powered equipment is engineered to utilize the maximum power potential from the grid, allowing the customer to achieve pump rates of 30% to 40% higher than with conventional equipment.

•Halliburton and Accenture have teamed up to accelerate Halliburton’s digital supply chain transformation and support digitalization within the Company’s manufacturing and supply chain functions. This new delivery platform will apply advanced analytics and enhanced business intelligence tools for its support teams to improve service levels and unlock operational benefits. This transformation further supports Halliburton’s strategic priority to accelerate digital deployment and integration across the value chain.

•Halliburton introduced Digital Well Operations, a DecisionSpace® 365 cloud solution. Digital Well Operations is the industry’s first open and integrated well operations software that seamlessly connects the entire value chain – operators, service providers, logistics providers and rig providers – to deliver more efficient and safe wells.

•OMV Petrom S.A. will adopt Halliburton’s DecisionSpace 365 application to consolidate asset and production data in an integrated environment as part of OMV Petrom’s DigitUp digitalization program. The solution will integrate the operator’s asset information to assist engineers in monitoring and optimizing production, while enhancing operational efficiency and decision making. This scalable solution will expand over further assets and functional use cases as collaboration between OMV Petrom S.A. and Halliburton continues.

•Halliburton introduced Crush & Shear™ Hybrid Drill Bit, a new technology that combines the efficiency of traditional polycrystalline diamond compact (PDC) cutters with the torque-reducing capabilities of rolling elements to increase drilling efficiency and maximize bit stability through changing formations.

•Halliburton established a Halliburton Business and Engineering Scholarship Fund at Prairie View A&M University (PVAMU). To be administered by PVAMU, scholarships will go to eligible junior and/or senior students majoring in Accounting, Management Information Systems, Finance and Engineering.

About Halliburton

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 40,000 employees, representing 140 nationalities in more than 70 countries, the company helps its customers maximize value throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. Visit the Company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Instagram and YouTube.

Forward-looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the continuation or suspension of our stock repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas; potential catastrophic events related to our operations, and related indemnification and insurance matters; protection of intellectual property rights and against cyber-attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers, delays or failures by customers to make payments owed to us and the resulting impact on our liquidity; execution of long-term, fixed-price contracts; structural changes and infrastructure issues in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; agreement with respect to and completion of potential dispositions, acquisitions and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2020	2019	2020
Revenue:
Completion and Production	$1,810	$3,058	$1,574
Drilling and Evaluation	1,427	2,133	1,401
Total revenue	$3,237	$5,191	$2,975
Operating income (loss):
Completion and Production	$282	$387	$212
Drilling and Evaluation	117	224	105
Corporate and other	(49)	(65)	(42)
Impairments and other charges (a)	(446)	(2,198)	(133)
Total operating income (loss)	(96)	(1,652)	142
Interest expense, net	(125)	(141)	(122)
Other, net	(19)	(44)	(21)
Loss before income taxes	(240)	(1,837)	(1)
Income tax benefit (provision) (b)	13	183	(18)
Net loss	$(227)	$(1,654)	$(19)
Net (income) loss attributable to noncontrolling interest	(8)	1	2
Net loss attributable to company	$(235)	$(1,653)	$(17)

Basic and diluted net loss per share	$(0.27)	$(1.88)	$(0.02)
Basic and diluted weighted average common shares outstanding	885	878	882

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended December 31, 2020, December 31, 2019, and September 30, 2020.
(b)	The tax benefit (provision) includes the tax effect on impairments and other charges recorded during the respective periods.
See Footnote Table 1 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of As Reported Net Loss to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31
	2020	2019
Revenue:
Completion and Production	$7,839	$14,031
Drilling and Evaluation	6,606	8,377
Total revenue	$14,445	$22,408
Operating income (loss):
Completion and Production	$995	$1,671
Drilling and Evaluation	569	642
Corporate and other	(201)	(255)
Impairments and other charges (a)	(3,799)	(2,506)
Total operating loss	(2,436)	(448)
Interest expense, net	(505)	(569)
Loss on early extinguishment of debt (b)	(168)	—
Other, net	(111)	(105)
Loss before income taxes	(3,220)	(1,122)
Income tax benefit (provision) (c)	278	(7)
Net loss	$(2,942)	$(1,129)
Net income attributable to noncontrolling interest	(3)	(2)
Net loss attributable to company	$(2,945)	$(1,131)

Basic and diluted (loss) per share	$(3.34)	$(1.29)
Basic and diluted weighted average common shares outstanding	881	875

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the years ended December 31, 2020 and December 31, 2019.
(b)
During the year ended December 31, 2020, Halliburton recognized a $168 million loss on extinguishment of debt related to the early redemption of $1.5 billion aggregate principal amount of senior notes.

(c)	The tax benefit (provision) includes the tax effect on impairments and other charges recorded during the respective periods. Additionally, during the year ended December 31, 2020, based on current market conditions and the expected impact on the Company's business, Halliburton recognized a $310 million tax expense associated with a valuation allowance on its deferred tax assets.
See Footnote Table 2 for Reconciliation of As Reported Operating Loss to Adjusted Operating Income
See Footnote Table 4 for Reconciliation of As Reported Net Loss to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	December 31	December 31
	2020	2019
Assets
Current assets:
Cash and equivalents	$2,563	$2,268
Receivables, net	3,071	4,577
Inventories	2,349	3,139
Other current assets	1,492	1,228
Total current assets	9,475	11,212
Property, plant and equipment, net	4,325	7,310
Goodwill	2,804	2,812
Deferred income taxes	2,166	1,683
Operating lease right-of-use assets	786	931
Other assets	1,124	1,429
Total assets	$20,680	$25,377

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,573	$2,432
Accrued employee compensation and benefits	517	604
Current portion of operating lease liabilities	251	208
Current maturities of long-term debt	695	11
Other current liabilities	1,385	1,623
Total current liabilities	4,421	4,878
Long-term debt	9,132	10,316
Operating lease liabilities	758	825
Employee compensation and benefits	562	525
Other liabilities	824	808
Total liabilities	15,697	17,352
Company shareholders’ equity	4,974	8,012
Noncontrolling interest in consolidated subsidiaries	9	13
Total shareholders’ equity	4,983	8,025
Total liabilities and shareholders’ equity	$20,680	$25,377

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31		December 31
	2020	2019	2020
Cash flows from operating activities:
Net loss	$(2,942)	$(1,129)	$(227)
Adjustments to reconcile net loss to cash flows from operating activities:
Impairments and other charges	3,799	2,506	446
Depreciation, depletion and amortization	1,058	1,625	229
Working capital (a)	800	(161)	324
Deferred income tax benefit	(444)	(396)	(64)
Other operating activities	(390)	—	(70)
Total cash flows provided by (used in) operating activities	1,881	2,445	638
Cash flows from investing activities:
Capital expenditures	(728)	(1,530)	(218)
Proceeds from sales of property, plant and equipment	286	190	87
Other investing activities	(44)	(105)	(11)
Total cash flows provided by (used in) investing activities	(486)	(1,445)	(142)
Cash flows from financing activities:
Payments on long-term borrowings	(1,654)	(13)	(1)
Proceeds from issuance of long-term debt, net	994	—	—
Dividends to shareholders	(278)	(630)	(40)
Stock repurchase program	(100)	(100)	—
Other financing activities	31	48	6
Total cash flows provided by (used in) financing activities	(1,007)	(695)	(35)
Effect of exchange rate changes on cash	(93)	(45)	(13)
Increase in cash and equivalents	295	260	448
Cash and equivalents at beginning of period	2,268	2,008	2,115
Cash and equivalents at end of period	$2,563	$2,268	$2,563

(a)	Working capital includes receivables, inventories and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow

HALLIBURTON COMPANY
Revenue and Operating Income (Loss) Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Revenue	2020	2019	2020
By operating segment:
Completion and Production	$1,810	$3,058	$1,574
Drilling and Evaluation	1,427	2,133	1,401
Total revenue	$3,237	$5,191	$2,975

By geographic region:
North America	$1,238	$2,333	$984
Latin America	426	598	380
Europe/Africa/CIS	642	883	649
Middle East/Asia	931	1,377	962
Total revenue	$3,237	$5,191	$2,975

Operating Income (Loss)
By operating segment:
Completion and Production	$282	$387	$212
Drilling and Evaluation	117	224	105
Total	399	611	317
Corporate and other	(49)	(65)	(42)
Impairments and other charges	(446)	(2,198)	(133)
Total operating income (loss)	$(96)	$(1,652)	$142

See Footnote Table 1 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Loss Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31
Revenue	2020	2019
By operating segment:
Completion and Production	$7,839	$14,031
Drilling and Evaluation	6,606	8,377
Total revenue	$14,445	$22,408

By geographic region:
North America	$5,731	$11,884
Latin America	1,668	2,364
Europe/Africa/CIS	2,813	3,285
Middle East/Asia	4,233	4,875
Total revenue	$14,445	$22,408

Operating Income (Loss)
By operating segment:
Completion and Production	$995	$1,671
Drilling and Evaluation	569	642
Total	1,564	2,313
Corporate and other	(201)	(255)
Impairments and other charges	(3,799)	(2,506)
Total operating loss	$(2,436)	$(448)

See Footnote Table 2 for Reconciliation of As Reported Operating Loss to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2020	2019	2020
As reported operating income (loss)	$(96)	$(1,652)	$142

Impairments and other charges:
Long-lived asset impairments	330	1,473	31
Severance	28	95	83
Inventory costs and write-downs	—	424	11
Joint ventures	—	134	—
Other	88	72	8
Total impairments and other charges (a)	446	2,198	133
Adjusted operating income (b)	$350	$546	$275

(a)
During the three months ended December 31, 2020, Halliburton recognized a pre-tax charge of $446 million primarily related to a contemplated structured transaction for its North American real estate assets. During the three months ended December 31, 2019, Halliburton recognized a pre-tax charge of $2.2 billion, which included long-lived asset impairments of property, plant and equipment, intangible assets, and real estate facilities, as well as inventory costs and write-downs associated with certain supply contracts, and rationalization of the company’s existing joint ventures. During the three months ended September 30, 2020, Halliburton recognized a pre-tax charge of $133 million primarily related to severance costs.

(b)	Management believes that operating income (loss) adjusted for impairments and other charges for the three months ended December 31, 2020, December 31, 2019, and September 30, 2020 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income (loss)” plus "Total impairments and other charges" for the respective periods.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Loss to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31
	2020	2019
As reported operating loss	$(2,436)	$(448)

Impairments and other charges:
Long-lived asset impairments	2,629	1,603
Inventory costs and write-downs	505	458
Severance	384	172
Joint ventures	—	154
Other	281	119
Total impairments and other charges (a)	3,799	2,506
Adjusted operating income (b)	$1,363	$2,058

(a)
During the years ended December 31, 2020 and December 31, 2019, Halliburton recognized a pre-tax charge of $3.8 billion and $2.5 billion, respectively, primarily related to long-lived asset impairments. These impairments include impairments of property, plant, and equipment, intangible assets, leases, and real estate facilities.

(b)
Management believes that operating loss adjusted for impairments and other charges for the years ended December 31, 2020 and December 31, 2019 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating loss” plus "Total impairments and other charges" for the respective periods.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Net Loss to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2020	2019	2020
As reported net loss attributable to company	$(235)	$(1,653)	$(17)

Adjustments:
Impairments and other charges	446	2,198	133
Noncontrolling interest equipment impairments	—	—	(2)
Total adjustments, before taxes	446	2,198	131
Tax benefit (a)	(51)	(260)	(14)
Total adjustments, net of taxes (b)	395	1,938	117
Adjusted net income attributable to company (b)	$160	$285	$100

As reported diluted weighted average common shares outstanding (c)	885	878	882
Adjusted diluted weighted average common shares outstanding (c)	885	878	883
As reported net loss per diluted share (d)	$(0.27)	$(1.88)	$(0.02)
Adjusted net income per diluted share (d)	$0.18	$0.32	$0.11

(a)	The tax benefit in the table above includes the tax effect on impairments and other charges during the respective periods.
(b)	Management believes that net loss adjusted for impairments and other charges, along with the associated noncontrolling interest, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net income attributable to company is calculated as: “As reported net loss attributable to company” plus "Total adjustments, net of taxes" for the three months ended December 31, 2020, December 31, 2019, and September 30, 2020.
(c)	For the three months ended September 30, 2020, as reported diluted weighted average common shares outstanding excludes one million shares associated with stock-based compensation plans as the impact is antidilutive since Halliburton's reported income attributable to company was in a loss position during the period. When adjusting income attributable to company in that period for the adjustments discussed above, these shares become dilutive.
(d)	As reported net loss per diluted share is calculated as: "As reported net loss attributable to company" divided by "As reported diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Adjusted diluted weighted average common shares outstanding."

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Net Loss to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31
	2020	2019
As reported net loss attributable to company	$(2,945)	$(1,131)

Adjustments:
Impairments and other charges	3,799	2,506
Loss on early extinguishment of debt	168	—
Noncontrolling interest equipment impairments	(9)	—
Total adjustments, before taxes	3,958	2,506
Tax benefit (a)	(437)	(291)
Total adjustments, net of taxes (b)	3,521	2,215
Adjusted net income attributable to company (b)	$576	$1,084

As reported diluted weighted average common shares outstanding (c)	881	875
Adjusted diluted weighted average common shares outstanding (c)	882	876
As reported net loss per diluted share (d)	$(3.34)	$(1.29)
Adjusted net income per diluted share (d)	$0.65	$1.24

(a)	The tax benefit in the table above includes the tax effect on impairments and other charges during the respective periods. Additionally, during the year ended December 31, 2020, based on current market conditions and the expected impact on the Company's business, Halliburton recognized a $310 million tax expense associated with a valuation allowance on its deferred tax assets.
(b)
Management believes that net loss adjusted for the loss on early extinguishment of debt and impairments and other charges, along with the associated noncontrolling interest, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net loss attributable to company is calculated as: “As reported net loss attributable to company” plus "Total adjustments, net of taxes" for the years ended December 31, 2020 and December 31, 2019.

(c)
For both years ended December 31, 2020 and December 31, 2019, as reported diluted weighted average common shares outstanding excludes one million shares associated with stock-based compensation plans as the impact is antidilutive since Halliburton's reported income attributable to company was in a loss position during the respective periods. When adjusting income attributable to company in the periods for the adjustments discussed above, these shares become dilutive.

(d)
As reported net loss per diluted share is calculated as: "As reported net loss attributable to company" divided by "As reported diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Adjusted diluted weighted average common shares outstanding."

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31		December 31
	2020	2019	2020
Total cash flows provided by (used in) operating activities	$1,881	$2,445	$638
Capital expenditures	(728)	(1,530)	(218)
Free cash flow (a)	$1,153	$915	$420

(a)	Management believes that free cash flow, which is defined as “Total cash flows provided by (used in) operating activities” less “Capital expenditures,” is useful to investors to assess and understand liquidity, especially when comparing results with previous and subsequent periods. Management views free cash flow as a key measure of liquidity in the company's business.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, January 19, 2021, to discuss its fourth quarter 2020 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call via live webcast. You may also participate in the call by dialing (844) 358-9181 within North America or +1 (478) 219-0188 outside of North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the start of the call.

A replay of the conference call will be available on Halliburton’s website until January 26, 2021. Also, a replay may be accessed by telephone at (855) 859-2056 within North America or +1 (404) 537-3406 outside of North America, using the passcode 2597409.

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CONTACTS

For Investors:
Abu Zeya
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	January 19, 2021	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary